Form 51-102F3

Material Change Report

CONTENT OF MATERIAL CHANGE REPORT

Item 1

Name and Address of Company

Nevsun Resources Ltd. (the “Company”)

Suite 800 – 1075 West Georgia Street

Vancouver, BC  V6E 3C9

Item 2

Date of Material Change

January 5, 2005

Item 3

News Release

The press release was issued on January 5, 2005 and was disseminated by CCN Matthews, Canada Stockwatch and Market News.

Item 4

Summary of Material Change

Nevsun Resources Ltd. (NSU/TSX) is pleased to announce that it has received a letter from the Minister of Energy and Mines of Eritrea requesting a consultation meeting at the Company’s earliest convenience.

Item 5

Full Description of Material Change

See attached news release.

Item 6

Reliance on subsection 7.1(2) or (3) of National Instrument 51-102

This report is not being filed on a confidential basis.

Item 7

Omitted Information

No information has been intentionally omitted from this form.

Item 8

Executive Officer

Dr. John A. Clarke

Telephone:  (604) 623-4700

Item 9

Date of Report

January 5, 2005

NEVSUN RESOURCES LTD.

Per: “Maureen Carse”

Maureen D. Carse

Corporate Secretary

N E W S R E L E A S E

ERITREA UPDATE: MEETING REQUESTED BY
MINISTER OF ENERGY AND MINES

January 5, 2005

Nevsun Resources Ltd. (NSU/TSX) is pleased to announce that it has received a letter from the Minister of Energy and Mines of Eritrea requesting a consultation meeting at the Company’s earliest convenience.  The letter commends the Company’s “patience and cooperative stance”.

John Clarke, President and Chief Executive Officer, has made arrangements to be in Eritrea the week of January 10th.

Nevsun, along with all other mineral exploration companies working in Eritrea, has been under a stop work order from the Government of Eritrea since September 2, 2004.  The request for a meeting from the Minister is very encouraging.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

Some of the statements contained in this release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statement.

NEVSUN RESOURCES LTD. “Dr. John A. Clarke” Dr. John A. Clarke President & Chief Executive Officer Nsu05-01doc	For further information, Contact: Investor Relations (604) 623-4700 or 1-888-600-2200 e-mail: maureen@nevsun.com Website: www.nevsun.com

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